Exhibit 23.2 Consent of Braverman International, P.C., independent certified public accountants

                          BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDONALD DRIVE
                               Prescott, AZ 86303
                                  928-771-1122


August 17, 2006

Board of Directors
Armor Electric, Inc.
201 Lomas Santa Fe, Suite #420
Solana Beach, CA 92075

Dear Sirs and Madams:

RE: LETTER OF CONSENT WITH RESPECT TO REGISTRATION STATEMENT ON FORM S-8 FOR ARMOR ELECTRIC INC.

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The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the reference to our audit report dated September 2, 2005 in the Prospectus and Registration Statement on Form S-8 relating to 5,000,000 shares of Common Stock, par value $0.001 per share, of Armor Electric Inc. being registered pursuant to the company's 2006 Incentive Stock Option Plan. We also consent to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.


Yours truly,


/s/ Ivan Braverman
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Braverman International, P.C.
Prescott, Arizona
August 17, 2006